Exhibit 10.1

FORM OF

SEVERANCE AND GENERAL RELEASE AGREEMENT

This Severance and General Release Agreement (“Agreement”) is entered into by and between Marc Rougee (“Employee”) and International Rectifier Corporation (“Company”).

RECITALS

WHEREAS, Employee and the Company are parties to that certain Severance Agreement, executed by Employee on February 20, 2007 (the “Severance Agreement”);

WHEREAS, any capitalized terms that are not defined herein shall have the meaning set forth in the Severance Agreement;

WHEREAS, Employee has terminated his employment with the Company for Good Reason;

WHEREAS, the Severance Agreement provides for the payment of certain severance benefits in the event of a termination for Good Reason conditioned on Employee executing (and not revoking) a valid release of claims;

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, and intending to be legally bound, Employee and the Company agree as follows:

1.             Effective Date: This Agreement shall become effective on the eighth day following the date that Employee provides the Company with a fully-executed copy of this Agreement, provided that it has not been revoked pursuant to Section 6(e) (the “Effective Date”).

2.             Termination of Employment. Employee’s employment with the Company in any capacity terminated, effective May 30, 2008 (“Separation Date”).  Employee acknowledges that, other than as provided for in this Agreement, he has been paid all compensation he is owed by the Company, including, without limitation, accrued regular salary and other wages, PTO, and bonuses.  All benefits and perquisites of employment, including vesting or accrual of any equity awards, PTO, or other benefits, ceased as of the Separation Date.

3.             Severance Benefit.  Provided that Employee signs and does not revoke this Agreement pursuant to Section 6(e), Employee shall receive a severance benefit payable in a lump sum, as provided for in the Severance Agreement, of Six Hundred Sixty Thousand Dollars ($660,000.00), less standard withholding and authorized deductions.  The severance payment shall be made on or before thirty (30) days following the Effective Date.

4.             Release by Employee.  Employee, on Employee’s own behalf and on behalf of Employee’s descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby acknowledges full and complete satisfaction of and releases and discharges and covenants not to sue the Company, its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as its and their assignees, successors, directors, officers, members, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from and with respect to any and all claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Employee’s employment or any other relationship with or interest in the Company or the termination thereof, including without limiting the generality of the foregoing, any claim for profit sharing, bonus or similar benefit, pension, retirement, life insurance, health or medical insurance or any other fringe benefit, or disability, or any other claims, agreements, obligations, demands and causes of action, known or unknown, suspected or unsuspected resulting from any act or omission by or on the part of Releasees committed or omitted prior to the date of this Agreement set forth below, including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, or any other federal, state or local law, regulation or ordinance (collectively, the “Claims”); provided, that this release does not cover any Claim that cannot be so released as a matter of applicable law.

5.             Waiver of Civil Code Section 1542.  This Agreement is intended to be effective as a general release of and bar to each and every claim, agreement, obligation, demand and cause of action hereinabove specified.  Accordingly, Employee hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims.  Section 1542 of the California Civil Code provides:

“A GENERAL RELEASE DOES NOT EXTEND TO A CLAIM WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

Employee acknowledges that Employee later may discover claims, demands, causes of action or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms.  Nevertheless, Employee hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.

6.             ADEA Waiver.  Employee expressly acknowledges and agrees that by entering into this Agreement, Employee is waiving any and all rights or claims that Employee may have arising under the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), which have arisen on or before the date of execution of this Agreement.  Employee further expressly acknowledges and agrees that:

(a)           In return for this Agreement, Employee will receive consideration beyond that which Employee was already entitled to receive before entering into this Agreement;

(b)           Employee is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

(c)           Employee was given a copy of this Agreement on May 28, 2008 and informed that Employee had twenty-one (21) days within which to consider this Agreement and that if Employee wished to execute this Agreement prior to expiration of such 21-day period, Employee should execute the Acknowledgement and Waiver attached hereto as Schedule A-1;

(d)           Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law; and

                (e)           Employee was informed that he has seven (7) days following the date of execution of this Agreement in which to revoke this Agreement, and this Agreement will become null and void if Employee elects revocation during that time.  Any revocation must be in writing and must be received by the Company during the seven-day revocation period.  In the event that Employee exercises his right of revocation, neither the Company nor Employee will have any obligations under this Agreement.

7.             No Transferred Claims.  Employee represents and warrants to the Company that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof.

8.             Confidentiality.

(a)           Employee acknowledges that he continues to be bound by the Inventions and Confidential Information Agreement that he executed on April 14, 2003, and such agreement shall survive this Agreement.  Employee further acknowledges that in the course of his employment with the Company he gained knowledge of certain proprietary and confidential information of Company, including but not limited to non-public information that relates to the actual or anticipated business or research and development of the Company, technical data, trade secrets or know-how, including, but not limited to, research, product plans or other information regarding Company’s products or services and markets therefor, customer lists and customers, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, strategic plans, or other business information (collectively, “Confidential Information”).  Employee represents and agrees that he has held and will continue to hold all such Confidential Information in the strictest confidence and that he has not disclosed, nor will he in the future disclose, Confidential Information to any person, firm or corporation without the express written consent of the Company or as compelled by law.

                (b)           Employee shall keep the terms of this Agreement and content of the discussions pertaining to this Agreement confidential and Employee shall not discuss or otherwise disclose, in any manner, the fact of this Agreement and/or the substance or content of discussions involved in reaching this Agreement to any person other than his immediate family, attorney and tax advisors and as required by appropriate taxing or other legal authorities.

9.             Return of Company Property. Employee agrees that not later than the date which is three (3) days following his execution of this Agreement, he will return to the Company all property of Company in his possession or under his control, including but not limited to files (electronic or hard copy), laptop computer, all related software and office keys.

10.           Miscellaneous.  The following provisions shall apply for purposes of this Agreement:

(a)           Section Headings.  The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(b)           Governing Law.  This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

(c)           Severability.  If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of this Agreement, which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

(d)           Modifications.  This Agreement may not be amended or modified other than by a written agreement executed by Employee and the Chief Executive Officer of the Company.

(e)           Waiver.  No waiver of any breach of any term or provision of this Agreement shall be construed to be, nor shall be, a waiver of any other breach of this Agreement.  No waiver shall be binding unless in writing and signed by the party waiving the breach.

(f)            Complete Agreement.  This Agreement constitutes and contains the entire agreement and understanding concerning Employee’s employment with the Company, except as expressly noted herein. The parties intend it as a complete and exclusive statement of the terms of their agreement. It supersedes and replaces all prior negotiations and agreements, proposed or otherwise, whether written or oral, between the parties concerning the subject matters, including but not limited to, the Severance Agreement. This is a fully integrated document.  Notwithstanding the foregoing or anything to the contrary contained in this Agreement, this Agreement shall not supersede any prior written and signed agreements by Employee related to the confidentiality of the Company’s proprietary or trade secret information or involving the assignment of inventions in favor of the Company.

(g)           Counterparts.  This Agreement may be executed in counterparts, and each counterpart, when executed, shall be a signed original.  Photographic or facsimile copies of such signed counterparts may be used in lieu of the originals for any purpose.

The undersigned have read and understand the consequences of this Agreement and voluntarily sign it.  The undersigned declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this                  day of                  2008, at                                              County, California.

“Employee”

Marc Rougee

EXECUTED this                  day of                  2008, at                                              County, California.

International Rectifier Corporation

By:
Name
Title

SCHEDULE A-1

FORM OF ACKNOWLEDGMENT AND WAIVER

I, Marc Rougee, hereby acknowledge that I was given 21 days to consider the foregoing Severance and General Release Agreement and voluntarily chose to sign it prior to the expiration of the 21-day period.

I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

EXECUTED this        day of                          2008, at                        County, California.

Marc Rougee

NB1:742292.1